Exhibit 10.6

COLLATERAL ASSIGNMENT OF COPYRIGHTS

COLLATERAL ASSIGNMENT OF COPYRIGHTS, dated as of September 3, 2020 (“Agreement”), between Purple Innovation, LLC, a Delaware limited liability company (together with its successors and assigns, the “Assignor”), and KeyBank National Association, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of the Secured Creditors (as defined in the Security Agreement referred to below):

RECITALS:

(1) This Agreement is made pursuant to the Credit Agreement, dated as of September 3, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Assignor (together with its successors and assigns, the “Borrower”), Purple Innovation, Inc., a Delaware corporation (“Holdings”), the lenders party thereto (the “Lenders”), and the Administrative Agent.

(2) In connection with the Credit Agreement, the Assignor is a party to a Pledge and Security Agreement, dated as of September 3, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Assignor, Holdings, the other Grantors party thereto and the Administrative Agent, pursuant to which the Assignor has granted to the Administrative Agent, for the benefit of the Secured Creditors, a continuing security interest in, assignment of and lien on substantially all of its assets, whether now owned or existing or hereafter acquired or arising.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby covenants and agrees with the Administrative Agent and the other Secured Creditors as follows:

Section 1. Defined Terms. Terms used herein without definition shall have the respective meanings ascribed thereto in the Security Agreement.

Section 2. Assignment and Grant of Security Interest. As security for the prompt payment and performance of the Secured Obligations, the Assignor hereby assigns, transfers, conveys and grants to the Administrative Agent, for the benefit of the Secured Creditors, a security interest in, a general lien upon and/or a right of set-off against (whether now owned or hereafter acquired by the Assignor and whether acquired in the United States or elsewhere in the world) all right, title and interest of the Assignor in and to the following, whether now existing or hereafter acquired:

(i) all copyrights in any work subject to copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise (including, without limitation, those listed on Schedule A hereto);

(ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (including, without limitation, those listed on Schedule A to this Agreement);

(iii) all reissues, continuations, continuations-in-part, extensions and divisions of any of the foregoing;

(iv) all licenses and other agreements relating in whole or in part to any of the foregoing, including all rights to payments in respect thereof;

(v) all rights to sue for past, present or future infringements of any of the foregoing;

(vi) all goodwill related to any of the foregoing;

(vii) to the extent not included above, all general intangibles (as such term is defined in the UCC) of the Assignor related to the foregoing; and

(viii) all proceeds of any and all of the foregoing.

Section 3. Reference to Separate Security Agreement. This Agreement has been entered into by the Assignor and the Administrative Agent primarily for recording purposes as contemplated by the Security Agreement. In the event of any inconsistency between any of the terms or provisions hereof and the terms and provisions of such Security Agreement, the terms and provisions of such Security Agreement shall govern.

Section 4. Governing Law. This Agreement and the rights of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, without application of the rules regarding conflicts of laws.

Section 5. Miscellaneous. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed copy of this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

PURPLE INNOVATION, LLC,
as Assignor

By:
Name:
Title:

Accepted and acknowledged by:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Signature Page to Collateral Assignment of Copyrights]

Schedule A

to Collateral Assignment of Copyrights

CREDIT PARTY	TITLE	DATE FILED	COUNTRY	STATUS	APP. NO.	REG. NO.
Purple Innovation, LLC	Pillow Sculpture	Apr 12, 2019	China	Registered	2017Z11L077397
Purple Innovation, LLC	PURPLE GRID LANDING PAGE	Apr 23, 2020	United States of America	Pending	1-8765723081	TX0008868431
Purple Innovation, LLC	Purple KS landing page	Apr 23, 2020	United States of America	Pending	1-8765723245	TX0008876449
Purple Innovation, LLC	Purple WB Landing Page	Apr 23, 2020	United States of America	Pending	1-8765782314	TX0008868434
Purple Innovation, LLC	Goldilocks Video	Jun 30, 2020	United States of America	Registered	1-8980634121	PA252603
Purple Innovation, LLC	About WonderGel.	May 22, 2015	United States of America	Open		TX0008174016